UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CoreLogic, Inc.

(Name of Registrant as Specified In Its Charter)

Senator Investment Group LP

Senator Management LLC

Senator GP LLC

Senator Master GP LLC

Douglas Silverman

Senator Focused Strategies LP

Senator Global Opportunity Master Fund LP

Cannae Holdings, Inc.

Cannae Holdings, LLC

W. Steve Albrecht

Martina Lewis Bradford

Gail Landis

Wendy Lane

Ryan McKendrick

Katherine “KT” Rabin

Sreekanth Ravi

Lisa Wardell

Henry W. “Jay” Winship

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains a press release issued by Senator Investment Group LP and Cannae Holdings, Inc., dated August 31, 2020.

Cannae Holdings and Senator Investment Group Deliver Request to Call Special Meeting of CoreLogic Shareholders

Taking This Action is Necessary to Ensure that Company Cannot Unilaterally Cancel its Previously Announced Special Meeting at Any Time

Company Continues to Play Games with the Special Meeting Process – and Has Now Taken Steps to Set Two Record Dates and Further Confuse Shareholders

Shareholders Must Execute Trades No Later than September 16, 2020 to Vote Shares at the Special Meeting in Case the Company Uses its Earlier Record Date

LAS VEGAS & NEW YORK, August 31, 2020 – Cannae Holdings, Inc. (NYSE: CNNE), (“Cannae”) and Senator Investment Group, LP (“Senator”), which, directly or through affiliated entities, jointly own or have an economic interest equivalent to approximately 15% of the outstanding shares of CoreLogic, Inc. (NYSE: CLGX), (the “Company”), today announced that they have delivered written consents to call a Special Meeting of Shareholders (“the Special Meeting,” or “the Meeting”) to consider the director nominations previously put forth by Cannae and Senator.

Cannae and Senator issued the following statement:

“Since our initial June 26th proposal, shareholders have repeatedly asked CoreLogic to run a legitimate process that maximizes shareholder value through a sale to the highest bidder. We have made clear that we fully encourage such a process and, with appropriate access to diligence, are open-minded as to the value of our offer. Unfortunately, the Company has continually denied this request as part of a pattern of defensive tactics at odds with shareholders’ interests. This is why last month we put forward nine independent, highly-qualified director candidates without any affiliation or association with Senator or Cannae.

Today, we are announcing that we have submitted the requisite consents as promptly as possible to call a Special Meeting. We were required to take this step because, at the same time it issued its August 9th press release1, CoreLogic notified us that it could unilaterally cancel the Meeting at any time and not allow shareholders to replace directors unless we went through with the cumbersome consent solicitation process. We privately asked the Company to simply commit to hold the Special Meeting it had announced. As acknowledged in its August 14th release2, CoreLogic refused.

Games such as these – publicly announcing a Meeting, while privately stating the Company can cancel it and not allow shareholders to replace directors – are clear signs of CoreLogic’s focus on entrenchment rather than shareholder value. Hopefully the Company will end these ploys and simply acknowledge they cannot cancel or delay the Meeting, and hopefully the Company will not seek to hold multiple meetings in a deliberate effort to sow confusion among investors. Given the Company has recently advised proxy voting service providers of two different record dates – one on September 18th and another for September 24th – it appears there may be yet more tricks coming. Either way, with the actions we have taken today, CoreLogic is now bound to hold a Special Meeting.

[1]	Press Release, CoreLogic Board of Directors Calls Special Meeting of Shareholders (8/9/20)
[2]	Press Release, CoreLogic Provides Details on November 17 Special Meeting (8/14/20)

With this in mind, we ask the Board to reconsider its approach. Several of the Company’s major shareholders have already voted with their feet. As recently reported3, CoreLogic’s largest holder for over seven years, that owned more than 17% of the Company, has sold its investment. We have been informed that other long-term investors have similarly chosen to exit the stock at near our bid price and that the shareholder list is rapidly filling with funds focused on a transaction. Yet the Board has refused to accept the reality: its shareholders clearly want a legitimate sales process.

If the Company is under the impression that it is necessary to wait until after reporting third quarter earnings to engage with us or run a sales process, we believe they are mistaken. We, as well as the broader market, understand that third quarter earnings will be extremely strong – just as we all knew second quarter earnings would be. The temporary surge in mortgage origination volumes is not a secret to the market nor is the fact that mortgage volumes are volatile and cyclical, which is why mortgage-exposed peers’ stock prices are essentially unchanged since early June.

We continue to be ready to engage constructively and ask CoreLogic to stop its tactics carried out at the expense of shareholders. The Company has ceaselessly claimed that we are “significantly” undervaluing CoreLogic, even citing recent acquisitions of high growth companies, including Optimal Blue4, as evidence. Cannae was actually one of the buyers in this transaction5 – demonstrating by CoreLogic’s own reasoning that we are willing to pay appropriate multiples for value if granted access to diligence.

As previously noted, the Company has advised proxy voting service providers of two record dates – September 18th, 2020 and September 24th, 2020 – for determining shareholders entitled to vote at its November 17th, 2020 Special Meeting. Shareholders should be mindful that if the Company uses the earlier of those dates as the record date, then in order to vote their shares at the Company’s Special Meeting, shareholders will need to hold their shares as of September 18th, 2020, which means that any trade to acquire such shares should be executed no later than September 16th, 2020 and settled no later than September 18th, 2020. Barring a change of course from CoreLogic, we look forward to communicating further with shareholders in advance of the record date about why new independent directors are needed in the CoreLogic boardroom.”

[3]	Reuters: CoreLogic’s largest shareholder T. Rowe slashes stake amid takeover battle (8/11/20)
[4]	Press Release, CoreLogic Board of Directors Calls Special Meeting of Shareholders (8/9/20)
[5]	Press Release, Cannae Holdings, Inc. Announces Black Knight’s Definitive Equity Purchase Agreement With Optimal Blue to Expand Origination Offerings (7/27/20)

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) have filed a definitive solicitation statement and an accompanying GOLD special meeting request card with the Securities and Exchange Commission (the “SEC”) on August 19, 2020 to be used in connection with the solicitation of revocable proxies to empower the Participants to call a special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”). The Participants intend to file a separate proxy statement and accompanying proxy card with the SEC to be used to solicit proxies with respect to the proposals presented at the Special Meeting.

The participants in the solicitation are (i) Senator Investment Group LP (“Senator”), the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS, the “Senator Funds”), (viii) Cannae Holdings, Inc. (“Cannae”), (ix) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae, (x) W. Steve Albrecht, (xi) Martina Lewis Bradford, (xii) Gail Landis, (xiii) Wendy Lane, (xiv) Ryan McKendrick, (xv) Katherine “KT” Rabin, (xvi) Sreekanth Ravi, (xvii) Lisa Wardell and (xviii) Henry W. “Jay” Winship (collectively, the “Participants”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT THAT HAS BEEN FILED WITH THE SEC AND OTHER SOLICITATION OR PROXY MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

As of the date hereof, (i) SFS directly owns 2,176,190 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 2,030,000 shares of Common Stock and (iii) Cannae Holdings directly owns 2,300,000 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps and over-the-counter forward purchase contracts referencing 1,435,000 shares of Common Stock in the aggregate.

As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,190 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 9.99% of the outstanding shares of Common Stock based on 79,458,522 shares of Common Stock outstanding as of July 21, 2020, as reported in the Company’s Quarterly Report on Form 10-Q filed on July 27, 2020.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a recommendation to buy or sell any securities.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Cannae’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy / Geoffrey Weinberg

emccarthy@dfking.com / gweinberg@dfking.com

(212) 269-5550

Media Contact:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com